UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share(1)	N/A(1)	N/A(1)
(1) On June 13, 2019, the NASDAQ Stock Market (“NASDAQ”) suspended trading of FTD Companies, Inc. common stock, par value $0.0001 per share (“common stock”). NASDAQ filed a Form 25-NSE with the U.S. Securities and Exchange Commission on June 24, 2019 to delist the common stock from the NASDAQ Global Select Market. The delisting was effective 10 days after the filing of the Form 25. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after filing of the Form 25-NSE.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously disclosed, on June 3, 2019, FTD Companies, Inc. (the “Company”) and substantially all of its domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions commencing cases under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (together, the “Chapter 11 Cases”) are being jointly administered under the caption, In re FTD Companies, Inc., Case No. 19-11240 (LSS) (Bankr. D. Del.). The Debtors continue to operate their remaining businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
Gourmet Foods Sale
On August 14, 2019, following approval of the sale by an order of the Bankruptcy Court on August 9, 2019, Provide Commerce LLC (“Provide Commerce”), a wholly-owned subsidiary of the Company, completed the sale of the Company’s Shari’s Berries online and over the phone retail gourmet foods and food gifting business, pursuant to the asset purchase agreement, dated July 31, 2019, by and among Provide Commerce and SBGF Acquisition, LLC, an affiliate of 1-800-FLOWERS.COM, Inc. (the “Gourmet Foods APA”). Pursuant to the terms and subject to the conditions in the Gourmet Foods APA, the purchase price was $20.5 million in cash.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain         Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2019, Mir Aamir, James T. Armstrong, Tracey L. Belcourt, Robert Berglass, Sue Ann R. Hamilton, and Scott D. Levin gave notice of their intent to resign from the Company’s Board of Directors (the “Board”) and relevant committees thereof, effective upon the closing of the sale of the Company’s North America and Latin America florist and consumer business, including the ProFlowers business (the “FTD/ProFlowers Sale”), pursuant to the second amended and restated asset purchase agreement, dated July 31, 2019, by and among FTD, Inc., a wholly-owned subsidiary of the Company, certain other subsidiaries of the Company and Gateway Mercury Holdings, LLC, an affiliate of Nexus Capital Management LP, a California-based private equity sponsor. Effective upon such resignations, Candace H. Duncan will remain as the sole member of the Board and the Board size will be reduced to at least one director.
In addition, effective upon the closing of the FTD/ProFlowers Sale, Scott D. Levin, President, Chief Executive Officer and Secretary, Tom D. Moeller, Executive Vice President, Florist Division, and Joseph R. Topper, Jr., Executive Vice President and Chief Digital Officer, will no longer serve as officers for any of the Debtors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	August 20, 2019	By:	/s/ Steven D. Barnhart
			Name:	Steven D. Barnhart
			Title:	Executive Vice President and Chief Financial Officer